Exhibit 99.1
PROXY
FRANKLIN BANK
SPECIAL MEETING OF SHAREHOLDERS
to be held September [•], 2005
THIS REVOCABLE PROXY IS SOLICITED BY
THE BOARD OF DIRECTORS OF FRANKLIN BANK
     The undersigned shareholder of Franklin Bank, a New Jersey state-chartered bank (“Franklin”), hereby appoints Thomas Lupo and Susan L. Klump (the “Proxies”), and either of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the special meeting of shareholders of Franklin to be held at [•], located at [•], on September [•], 2005 at [•][•].m. local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:
1.	Approval and Adoption of the Reorganization Agreement. The approval and adoption of the Agreement and Plan of Reorganization, dated June 23, 2005, between Interchange Financial Services Corporation, Interchange Bank and Franklin, including the Agreement and Plan of Merger, dated July 21, 2005, between Interchange Bank and Franklin contained therein, pursuant to which Franklin will merge with and into Interchange Bank as described in the Proxy Statement-Prospectus, dated [•], 2005.

☐ For ☐ Against ☐ Abstain

2.	Other Business. Such other business as may properly come before the special meeting and any postponement or adjournment thereof. Management of Franklin is not aware of any such other business.
     The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement-Prospectus accompanying it.
     This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted “For” the Proposals set forth above.
     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.
Dated:                                                             , 2005

Signature:

Signature:

(If held jointly)
SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.